Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Subsidiaries	Jurisdiction of Incorporation or Formation
3055855 Nova Scotia Company	Canada
514713 N.B. Inc.	Canada
Belle Gate Investment B.V.	Netherlands
Cobalt Networks B.V	Netherlands
ISOPIA Company	Canada
ISOPIA Corp.	New York
Niwot Acquisition Corp.	Delaware
SeeBeyond (Deutschland) GmbH	Germany
SeeBeyond (UK) Ltd.	United Kingdom
SeeBeyond Pte. Ltd.	Singapore
SeeBeyond Pty Ltd.	Australia
Solaris Assurance, Inc.	Bermuda
Solaris Indemnity, Ltd.	Bermuda
STC Systems Pvt Ltd.	India
Storage Technology (Bermuda) Ltd.	Bermuda
Storage Technology European Operations, S.A.S.	France
Storage Technology Holding Limited	United Kingdom
Storage Technology Limited	United Kingdom
StorageTek (Bermuda) Finance Limited	Bermuda
StorageTek (China) Services Company Limited	China
StorageTek (India) Private Ltd.	India
StorageTek (Malaysia) Sdn. Bhd.	Malaysia
StorageTek International Corporation	Delaware
StorageTek Ireland Limited	Ireland
StorageTek South Asia Pte. Ltd.	Singapore
Sun Microsystems AB	Sweden
Sun Microsystems AO	Russia
Sun Microsystems AS	Norway
Sun Microsystems Australia Pty. Ltd.	Australia
Sun Microsystems Belgium N.V./S.A.	Belgium
Sun Microsystems (Bilgisayar Sistemleri) L.S.	Turkey
Sun Microsystems (China) Co., Ltd.	People’s Republic of China
Sun Microsystems China Ltd.	Hong Kong
Sun Microsystems Consulting Limited	People’s Republic of China
Sun Microsystems (Cyprus) Limited	Cyprus
Sun Microsystems Czech s.r.o.	Czech Republic
Sun Microsystems Danmark A/S	Denmark
Sun Microsystems de Argentina S.A.	Argentina
Sun Microsystems de Chile, S.A.	Chile
Sun Microsystems de Colombia, S.A.	Colombia
Sun Microsystems de Mexico, S.A. de C.V.	Mexico
Sun Microsystems de Venezuela, S.A.	Venezuela
Sun Microsystems do Brasil Industria e Comericio Ltda.	Brazil
Sun Microsystems (Egypt) LLC	Egypt
Sun Microsystems Europe Properties B.V.	Netherlands
Sun Microsystems European Holding B.V.	Netherlands

Subsidiaries	Jurisdiction of Incorporation or Formation
Sun Microsystems Exchange, Inc.	Delaware
Sun Microsystems Federal, Inc.	California
Sun Microsystems Global Finance K.K.	Japan
Sun Microsystems Financial Sector Sarl	Luxembourg
Sun Microsystems France S.A.	France
Sun Microsystems Ges.m.b.H	Austria
Sun Microsystems Global Financial Services, LLC	Delaware
Sun Microsystems GmbH	Germany
Sun Microsystems (Hellas) S.A.	Greece
Sun Microsystems Holdings Limited	United Kingdom
Sun Microsystems Hungary Computing Limited Liability Company	Hungary
Sun Microsystems Iberica, S.A.	Spain
Sun Microsystems India Private Limited	India
Sun Microsystems International B.V.	Netherlands
Sun Microsystems International Holding B.V.	Netherlands
Sun Microsystems International, Inc.	California
Sun Microsystems Investments S.a.r.l.	Luxembourg
Sun Microsystems Ireland Limited	Ireland
Sun Microsystems Israel Ltd.	Israel
Sun Microsystems Italia S.p.A.	Italy
Sun Microsystems K.K.	Japan
Sun Microsystems Korea, Ltd.	South Korea
Sun Microsystems Limited	United Kingdom
Sun Microsystems LLC	California
Sun Microsystems Luxembourg SARL	Luxembourg
Sun Microsystems Malaysia Sdn. Bhd.	Malaysia
Sun Microsystems Management Services Corporation	California
Sun Microsystems (Middle East) B.V.	Netherlands
Sun Microsystems Nederlands B.V.	Netherlands
Sun Microsystems (NZ) Limited	New Zealand
Sun Microsystems of California, Inc.	California
Sun Microsystems of California Limited	Hong Kong
Sun Microsystems of Canada Inc.	Canada
Sun Microsystems Oy	Finland
Sun Microsystems Poland Sp.z.o.o	Poland
Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems Products, Ltd.	People’s Republic of China
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland Limited	Scotland
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Services France SAS	France
Sun Microsystems Slovakia, s.r.o	Slovak Republic
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems SPB LLC	Russian Federation
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
The Santacruz Operation de Mexico, S. de R.L. de C.V.	Mexico